                             SIMON PROPERTY GROUP
                           SUPPLEMENTAL INFORMATION
                               Table of Contents
                              As of June 30, 1999



          Information                                                  Page
          ------------                                                 -----

Overview                                                                   5

Ownership Structure                                                      6-8

Reconciliation of Income to Funds from Operations ("FFO")                  9

Selected Financial Information                                         10-11

Portfolio GLA, Occupancy & Rent Data                                   12-14

Rent Information                                                          15

Lease Expirations                                                      16-17

Debt Amortization and Maturities by Year                                  18

Summary of Indebtedness                                                   19

Summary of Indebtedness by Maturity                                    20-25

Summary of Variable Rate Debt and Interest Rate Protection Agreements  26-27

New Development Activities                                                28

Significant Renovation/Expansion Activities                            29-30

Capital Expenditures                                                      31

Gains on Land Sales                                                       32

Teleconference Text - August 10, 1999                                  33-38

                              SIMON PROPERTY GROUP
                                    Overview



The Company
-----------

Simon Property Group, Inc. ("SPG") (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P. (the "Operating Partnership") is a subsidiary partnership of SPG. Shares of SPG are paired with beneficial interests in shares of stock of SPG Realty Consultants, Inc. ("SRC", and together with SPG, the "Company"). The Company and the Operating Partnership (collectively the "Simon Group") are engaged primarily in the ownership, operation, management, leasing, acquisition, expansion and development of real estate properties, primarily regional malls and community shopping centers.

On September 24, 1998, the merger between Simon DeBartolo Group, Inc. ("SDG") and Corporate Property Investors, Inc. ("CPI"), a privately held real estate investment trust and its "paired share" affiliate was completed. The CPI merger added 22 high quality regional malls plus two office buildings to the Simon Group portfolio, with one office building sold in 1999.

At June 30, 1999, the Company, directly or through the Operating Partnership, owned or had an interest in 241 properties which consisted of regional malls, community shopping centers, and specialty and mixed-use properties containing an aggregate of 167 million square feet of gross leasable area (GLA) in 35 states and one asset in Europe. The Company, together with its affiliated management companies, owned or managed approximately 179 million square feet of GLA in retail and mixed-use properties.

In February, 1999, Simon Group entered into a definitive agreement with New England Development (NED) to acquire and assume management responsibilities for NED's portfolio of up to 14 regional malls aggregating approximately 10.6 million square feet of GLA. The purchase price for the portfolio is approximately $1.7 billion. On April 15, 1999, Simon Group executed a letter of intent to form a joint venture to acquire the portfolio, with Simon Group's initial ownership to be approximately 50%. The joint venture intends to complete the purchase of ten of such regional malls in August of 1999 and up to four more by the end of 1999.

This package was prepared to provide (1) ownership information, (2) certain operational information, and (3) debt information as of June 30, 1999, for the Company and the Operating Partnership.

Certain statements contained in this Supplemental Package may constitute "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties which may affect the business and prospects of the Company and the Operating Partnership, including the risks and uncertainties discussed in other periodic filings made by the Company and the Operating Partnership with the Securities and Exchange Commission.

We hope you find this Supplemental Package beneficial. Any questions, comments or suggestions should be directed to: Shelly J. Doran, Director of Investor Relations-Simon Property Group, P.O. Box 7033, Indianapolis, IN 46207.
Telephone: (317) 685-7330.

                             SIMON PROPERTY GROUP
                       ECONOMIC OWNERSHIP STRUCTURE(1)
                                 JUNE 30, 1999


    SD Property Group, Inc./(2)/


                                 %
                                --
SPG Properties, Inc.             99.99%
100 Individual Shareholders       0.01%
                                -------
                                100.00%

             37,873,965 # units



    SPG Properties, Inc./(2)/


                                 %
                                --
Simon Property Group, Inc.       99.99%
100 Individual Shareholders       0.01%
                                -------
                                100.00%

             75,812,264

                                                   Simon Property Group, L.P.
                                                       232,344,719 units

      Simon Property Group, Inc./(2)(3)(4)/


Common Shareholders             Shares                   %
-------------------             ------                   -
Public Shareholders             168,796,736          97.3%
Simon Family                      3,405,811           2.0%
DeBartolo Family                     32,567           0.0%
Executive Management/(5)/         1,221,285           0.7%
                                -----------        -------
                                173,456,399/(4)/   100.00%

                   54,482,156 # units



                     Limited Partners
                   ("Limited Partners")


Unitholders                       Units             %
-----------                       -----             -
Simon Family                      34,584,455    53.9%
DeBartolo Family                  22,222,599    34.6%
Executive Management/(5)/            153,498     0.2%
Other Limited Partners             7,215,782    11.3%
                                  ----------   ------
                                  64,176,334   100.0%


Ownership of Simon Property Group, L.P.


Simon Property Group, Inc.                %
  Public Shareholders                 70.5%
  Simon Family                         1.4%
  DeBartolo Family                     0.0%
  Executive Management/(5)/            0.5%
                                     ------
    Subtotal                          72.4%
                                     ------
Limited Partners
  Simon Family                        14.9%
  DeBartolo Family                     9.5%
  Executive Management/(5)/            0.1%
  Other Limited Partners               3.1%
                                     ------
    Subtotal                          27.6%
                                     ------
    Total                            100.0%

(1) Schedule excludes preferred stock (see "Preferred Stock Outstanding") and units not convertible into common stock.

(2)  General partner of Simon Property Group, L.P.

(3) Shares of Simon Property Group, Inc. ("SPG") are paired with beneficial interests in shares of stock of SPG Realty Consultants, Inc.

(4) The number of outstanding shares of common stock of SPG exceeds the number of Simon Property Group, L.P. units owned by SPG by 5,288,014. This is the result of the direct ownership of Ocean County Mall by SPG.

(5)  Executive management excludes Simon family members.

                             SIMON PROPERTY GROUP
                  Changes in Common Shares and Unit Ownership
          For the Period from December 31, 1998 through June 30, 1999




                                                                      Operating
                                                                     Partnership      Company Common
                                                                     Units(1)            Shares(2)
                                                                     -----------      ---------------

Number Outstanding at December 31, 1998                               64,182,157        166,775,031

Restricted Stock Awards (Stock Incentive Program),  Net                        -            523,050

Conversion of Series A Preferred Stock into Common Stock                       -          6,080,330

Conversion of units into cash                                             (5,823)                 -

Issuance of Stock for Stock Option Exercises                                   -             77,988

Number Outstanding at June 30, 1999                                   64,176,334        173,456,399


         Total Common Shares and Units Outstanding at June 30, 1999:
                                237,632,733(2)


Details for Diluted FFO Calculation:
------------------------------------




Company Common Shares Outstanding at June 30, 1999          173,456,399

Number of Common Shares Issuable Assuming Conversion of:

       Series A Preferred 6.5% Convertible                    2,024,051
       Series B Preferred 6.5% Convertible                   12,527,686

Net Number of Common Shares Issuable Assuming
 Exercise of Stock Options                                      218,361

Diluted Common Shares Outstanding at June 30, 1999          188,226,497


     Fully Diluted Common Shares and Units Outstanding at June 30, 1999:
                                  252,402,831


(1) Excludes units owned by the Company (shown here as Company Common Shares) and units not convertible into common shares.
(2) Excludes preferred units relating to preferred stock outstanding (see Schedule of Preferred Stock Outstanding).

                              SIMON PROPERTY GROUP
                          Preferred Stock Outstanding
                              As of June 30, 1999
                                  ($ in 000's)



                                                           Number       Liquidation                Ticker
          Issuer                    Description           of Shares      Preference        $       Symbol

Convertible:

----------------------------------------------------------------------------------------------------------
Simon Property Group, Inc.     Series A Preferred            53,271       $1,000       $ 53,271      N/A
                               6.5% Convertible/(1)/
----------------------------------------------------------------------------------------------------------
Simon Property Group, Inc.     Series B Preferred         4,844,331       $  100       $484,433     SPGPrB
                               6.5% Convertible/(2)/
----------------------------------------------------------------------------------------------------------

Perpetual:
----------------------------------------------------------------------------------------------------------
SPG Properties, Inc.           Series B Preferred         8,000,000       $   25       $200,000     SGVPrB
                               8 3/4% Perpetual/(3)/
----------------------------------------------------------------------------------------------------------
SPG Properties, Inc.           Series C Preferred         3,000,000       $   50       $150,000      N/A
                               7.89% Perpetual/(4)/
----------------------------------------------------------------------------------------------------------


(1) Assumed in connection with the CPI merger. Each share is convertible into a number of shares of common stock obtained by dividing $1,000 by $26.319 (conversion price), which is subject to adjustment as outlined below. The stock is not redeemable, except as needed to maintain or bring the direct or indirect ownership of the capital stock of the Company into conformity with the requirements of Section 856(a)(6) of the Code. During the first quarter of 1999, the largest shareholder of this issue elected to convert their preferred stock to common stock (150,000 shares). This transaction was completed effective February 26, 1999.


(2) Issued as part of the consideration for the CPI merger. Each share is convertible into a number of shares of common stock of the Company obtained by dividing $100 by $38.669 (the conversion price), which is subject to adjustment as outlined below. The Company may redeem the stock on or after September 24, 2003 at a price beginning at 105% of the liquidation preference plus accrued dividends and declining to 100% of the liquidation preference plus accrued dividends any time on or after September 24, 2008. The shares are traded on the New York Stock Exchange. The closing price on June 30, 1999, was $77.00 per share.

     The conversion prices of the Series A and Series B Convertible Preferred Stock are subject to adjustment by the Company in connection with certain events including (i) any subdivision or combination of shares of common stock of the Company or the declaration of a distribution in the form of additional shares of common stock of the Company, (ii) issuances of rights or warrants to the holders of common stock of the Company, and (iii) any consolidation or merger to which the Company is a party, any sale or conveyance to another person of all or substantially all of the assets of the Company or any statutory exchange of securities with another person.


(3) SPG Properties, Inc. may redeem the stock on or after September 29, 2006. The shares are not convertible into any other securities of SPG Properties, Inc. or the Company. The shares are traded on the New York Stock Exchange. The closing price on June 30, 1999, was $25.00 per share.

(4) The Cumulative Step-Up Premium Rate Preferred Stock was issued at 7.89%. The shares are redeemable after September 30, 2007. Beginning October 1, 2012, the rate increases to 9.89%.

                              SIMON PROPERTY GROUP
           Reconciliation of Income to Funds From Operations ("FFO")
                              As of June 30, 1999

                 (Amounts in thousands, except per share data)


                                                               Three Months Ended                    Six Months Ended
                                                                     June 30,                            June 30,
The Operating Partnership                                    1999              1998                1999           1998
-------------------------                                    ----              ----                ----           ----

Income Before Extraordinary Items                            $ 67,338          $ 43,514            $134,726          $ 88,638

Plus:  Depreciation and Amortization from
       Consolidated Properties                                 89,544            58,082             179,081           116,161

Less:  Minority Interest Portion of Depreciation,
       Amortization and Extraordinary Items                      (255)           (1,828)             (2,050)           (3,594)

Plus:  Simon's  Share of Depreciation, Amortization
       and Extraordinary Items from Unconsolidated Entities    20,761            16,304              41,291            31,108

Plus:  Losses on Sales of Assets                                9,308             7,219               9,308             7,219

Less:  Preferred Dividends (including those of subsidiary)    (16,123)           (7,334)            (33,828)         (14,668)

                                                            ---------          --------            --------          --------
FFO of Simon Portfolio                                       $170,573          $115,957            $328,528          $224,864
                                                            =========          ========            ========          ========
     Percent Increase                                            47.1%                                 46.1%

FFO of Simon Portfolio                                       $170,573          $115,957            $328,528          $224,864

Basic FFO per Paired Share:
---------------------------

Basic FFO Allocable to the Company                           $125,099          $ 73,719            $239,359          $142,734

Basic Weighted Average Paired Shares Outstanding              173,342           111,955             171,177           110,826

Basic FFO per Paired Share                                   $   0.72             $0.66            $   1.40             $1.29
                                                             ========          ========            ========          ========
     Percent Increase                                             9.1%                                  8.5%

Diluted FFO per Paired Share:
-----------------------------

Diluted FFO Allocable to the Company                         $134,356          $ 73,857            $259,569          $142,961

Diluted Weighted Average Number of Equivalent Paired          188,259           112,382             187,872           111,215
 Shares

Diluted FFO per Paired Share                                 $   0.71             $0.66            $   1.38             $1.29
                                                            =========          ========            ========          ========
     Percent Increase                                             7.6%                                  7.0%
=============================================================================================================================

                             SIMON PROPERTY GROUP
                        Selected Financial Information
                              As of June 30, 1999

                        (In thousands, except as noted)



                                                                   As of or for the
                                                                   Six Months Ended
                                                                       June 30,
                                                               1999                1998              % Change
                                                               ----                ----              --------
Financial Highlights of the Company
-----------------------------------

Total Revenue - Consolidated Properties                      $900,099            $610,632                47.4%

Total EBITDA of Simon Portfolio                              $838,908            $591,258                41.9%
EBITDA After Minority Interest                               $675,771            $456,143                48.1%

Net Income Available to Common Shareholders                  $ 73,416            $ 51,415                 42.8%
Basic Net Income per Common Share                            $   0.43            $   0.46                 -6.5%
Diluted Net Income per Common Share                          $   0.43            $   0.46                 -6.5%

FFO of the Simon Portfolio                                   $328,528            $224,864                 46.1%
Basic FFO Allocable to the Company                           $239,359            $142,734                 67.7%
Diluted FFO Allocable to the Company                         $259,656            $142,961                 81.6%
Basic FFO per Common Share                                   $   1.40            $   1.29                  8.5%
Diluted FFO per Common Share                                 $   1.38            $   1.29                  7.0%

Distributions per Common Share                               $ 0.5050            $ 0.5050                  0.0%

Operational Statistics
----------------------

Occupancy at End of Period:
     Regional Malls/(1)/                                          88.4%               87.0%                 1.4%
     Community Shopping Centers/(2)/                              90.9%               90.5%                 0.4%

Average Base Rent per Square Foot:
     Regional Malls/(1)/                                      $  26.15            $  23.10                 13.2%
     Community Shopping Centers/(2)/                          $   7.84            $   7.47                  5.0%

Regional Malls:
     Total Tenant Sales Volume,
     in millions/(3)(4)/                                      $  5,953            $  4,200                 41.7%
     Total Sales per Square Foot/(4)/                         $    351            $    318                 10.4%
     Comparable Sales per Square
      Foot/(4)/                                               $    368            $    328                 12.2%


Number of Properties Open at End of Period                         241                 216                 11.6%

Total GLA at End of Period, in millions of square feet           166.8               139.0                 20.0%

(1)  Includes mall and freestanding stores.
(2)  Includes all Owned GLA.
(3)  Represents only those tenants who report sales.
(4) Based upon the standard definition of sales for regional malls adopted by the International Council of Shopping Centers which includes only mall and freestanding stores less than 10,000 square feet.

                              SIMON PROPERTY GROUP
                         Selected Financial Information
                              As of June 30, 1999

                        (In thousands, except as noted)


                                                                                     June 30,                June 30,
Equity Information                                                                     1999                    1998
------------------                                                                     ----                    ----

Limited Partner Units Outstanding at End of Period                                    64,176                  64,183
Common Shares Outstanding at End of Period                                           173,456                 113,678
                                                                                    --------                --------

Total Common Shares and Units Outstanding at End of Period                           237,633                 177,861
                                                                                    ========                ========

Basic Weighted Average Paired Shares Outstanding                                     171,177                 110,826
Diluted Weighted Average Number of Equivalent Paired Shares(2)                       187,872                 111,215





                                                                                   June 30,              December 31,
                                                                                     1999                    1998
                                                                                     ----                    ----
Debt Information
----------------

Consolidated Debt                                                                $ 8,274,608             $ 7,973,372

Simon Group's Share of Joint Venture Debt                                        $ 1,250,367             $ 1,227,044


Debt-to-Market Capitalization
-----------------------------

Common Stock Price at End of Period                                              $   25.3750             $   28.5000

Equity Market Capitalization(1)                                                  $ 6,821,510             $ 7,608,188

Total Consolidated Capitalization                                                $15,096,118             $15,581,560

Consolidated Debt-to-Market Capitalization                                              54.8%                   51.2%

Total Capitalization - Including Simon Group's Share of JV Debt                  $16,346,485             $16,808,604

Debt-to-Market Capitalization - Including Simon Group's Share of JV Debt                58.3%                   54.7%


(1) Market value of Common Stock, Units and all issues of Preferred Stock of SPG and SPG Properties, Inc.
(2) Diluted for purposes of computing FFO per share.

                              SIMON PROPERTY GROUP
                      Portfolio GLA, Occupancy & Rent Data
                              As of June 30, 1999

----------------------------------------------------------------------------------------------------
                                                                                             Avg.
                                                                                          Annualized
                                                                                          Base Rent
                                                                               % of          Per
                                                                            Owned GLA       Leased
                                                                              Which        Sq. Ft.
Type of                           GLA-           Total           % of           is         of Owned
Property                         Sq. Ft.       Owned GLA      Owned GLA       Leased         GLA
----------------------------------------------------------------------------------------------------

Regional Malls
--------------

-Anchor                         87,493,288     27,165,426        27.5%        98.3%         $ 3.66

-Mall Store                     49,378,919     49,331,021        49.9%        88.2%         $26.83
-Freestanding                    3,350,755      1,812,937         1.8%        93.9%         $ 9.19
                               -----------     ----------       -----         ----          ------
     Subtotal                   52,729,674     51,143,958        51.7%        88.4%         $26.15


Regional Mall
 Total                         140,222,962     78,309,384        79.2%        91.9%         $17.96

Community Shopping Centers
--------------------------

-Anchor                         12,442,152      8,156,359         8.2%        95.2%         $ 6.25
-Mall Store                      4,703,260      4,617,502         4.7%        82.5%          11.18
-Freestanding                      986,561        477,762          .5%        98.3%           7.45
                                                                -----
Community Ctr.
 Total                          18,131,973     13,251,623        13.4%        90.9%         $ 7.84

Office Portion
Of Mixed-Use
Properties                       2,635,614      2,635,614         2.7%        88.9%         $19.88

Value-Oriented
Super-Regional
Malls                            3,820,318      3,678,723         3.7%        97.2%         $17.51

Properties under
Redevelopment                    2,028,615        983,392         1.0%

GRAND TOTAL                    166,839,482     98,858,736      100.00%

------------------------------------------------------------------------------------------
                               Occupancy History
------------------------------------------------------------------------------------------
                                                 Community
             As of       Regional Malls(1)  Shopping Centers(2)
             -----       -----------------  -------------------
          --------------------------------------------------
            6/30/99             88.4%                90.9%
            6/30/98             87.0%                90.5%
          --------------------------------------------------

           12/31/98             90.0%                91.4%
           12/31/97             87.3%                91.3%
           12/31/96             84.7%                91.6%
           12/31/95(3)          85.5%                93.6%

(1)   Includes mall and freestanding stores.
(2)   Includes all Owned GLA.
(3) On a pro forma combined basis giving effect to the Merger with DeBartolo Realty Corporation ("DRC").

                             SIMON PROPERTY GROUP
        Portfolio GLA, Occupancy & Rent Data (Excluding CPI Portfolio)
                              As of June 30, 1999

------------------------------------------------------------------------------------------------
                                                                                        Avg.
                                                                                     Annualized
                                                                                      Base Rent
                                                                             % of        Per
                                                                          Owned GLA     Leased
                                                                            Which      Sq. Ft.
Type of                             GLA-            Total         % of         is       of Owned
Property                           Sq. Ft.        Owned GLA    Owned GLA     Leased       GLA
------------------------------------------------------------------------------------------------

Regional Malls
--------------

-Anchor                           71,184,145      24,291,128      28.1%       98.8%      $ 3.40

-Mall Store                       40,443,244      40,410,646      46.7%       87.6%      $24.46
-Freestanding                      3,000,021       1,688,765       2.0%       95.9%      $ 8.81
                                 -----------      ----------      ----        ----       ------
     Subtotal                     43,443,265      42,099,411      48.7%       87.9%      $23.76


Regional Mall
 Total                           114,627,410      66,390,539      76.8%       91.9%      $15.82


Community Shopping Centers
--------------------------

-Anchor                           12,421,223       8,135,430       9.4%       95.2%      $ 6.24
-Mall Store                        4,601,064       4,515,306       5.2%       82.1%       11.22
-Freestanding                        974,403         477,762        .6%       98.3%        7.45
                                 -----------      ----------      ----        ----       ------
Community Ctr.
 Total                            17,996,690      13,128,498      15.2%       90.8%      $ 7.82

Office Portion
Of Mixed-Use
Properties                         2,287,462       2,287,462       2.6%       89.7%      $19.59

Value-Oriented
Super-Regional
Malls                              3,820,318       3,678,723       4.3%       97.2%      $17.51

Properties under
Redevelopment                      2,028,615         983,392       1.1%

GRAND TOTAL                      140,760,495      86,468,614     100.0%

------------------------------------------------------------------------------------------------
                               Occupancy History
------------------------------------------------------------------------------------------------
                                                          Community
              As of            Regional Malls(1)    Shopping Centers(2)
            ------------------------------------------------------------
             6/30/99                87.9%                  90.8%
            ------------------------------------------------------------

(1)  Includes mall and freestanding stores.
(2)  Includes all Owned GLA.

                                   13 of 38

                             SIMON PROPERTY GROUP
           Portfolio GLA, Occupancy & Rent Data (CPI Portfolio Only)
                              As of June 30, 1999

--------------------------------------------------------------------------------------------------------
                                                                                         Avg. Annualized
                                                                          % of Owned      Base Rent Per
                                                Total         % of        GLA Which      Leased Sq. Ft.
Type of Property               GLA-Sq. Ft.    Owned GLA     Owned GLA     is Leased       of Owned GLA
--------------------------------------------------------------------------------------------------------
Regional Malls
--------------

-Anchor                        16,309,143      2,874,298       23.2%         94.6%           $ 6.18

-Mall Store                     8,935,675      8,920,375       72.0%         91.1%           $36.78
-Freestanding                     350,734        124,172        1.0%         67.2%           $16.62
                               ----------     ----------       ----
     Subtotal                   9,286,409      9,044,547       73.0%         90.7%           $36.58


Regional Mall Total            25,595,552     11,918,845       96.2%         91.7%           $29.89

Community Shopping Centers
--------------------------

-Anchor                            20,929         20,929        0.2%        100.0%           $ 8.35
-Mall Store                       102,196        102,196        0.8%         96.4%             9.96
-Freestanding                      12,158              0        0.0%           N/A              N/A
                                              ----------       ----

Community Ctr. Total              135,283        123,125        1.0%         97.0%           $ 9.68

Office Portion of
Mixed-Use Properties              348,152        348,152        2.8%         83.4%           $21.86


GRAND TOTAL(3)                 26,078,987     12,390,122     100.00%

---------------------------------------------------------------------------------------
                               Occupancy History
---------------------------------------------------------------------------------------
                                                                      Community
    As of                   Regional Malls(1)                    Shopping Centers(2)
   ---------------------------------------------------------------------------------
   6/30/99                        90.7%                                 97.0%
   ---------------------------------------------------------------------------------

(1)  Includes mall and freestanding stores.
(2)  Includes all Owned GLA.
(3)  Excludes Palm Beach Mall, 50% owned by SPG prior to the CPI merger.

                                   14 of 38

                             SIMON PROPERTY GROUP
                  Rent Information (Including CPI Portfolio)
                              As of June 30, 1999

-----------------
Average Base Rent
-----------------

                  Mall & Freestanding         %          Community          %
    As of       Stores at Regional Malls    Change    Shopping Centers    Change
    -----       ------------------------    ------    ----------------    ------
--------------------------------------------------------------------------------
 6/30/99                 $26.15              13.2%         $7.84            5.0%

 6/30/98                  23.10                -            7.47             -
--------------------------------------------------------------------------------

12/31/98                 $25.70               8.7%         $7.68            3.2%

12/31/97                  23.65               14.4          7.44           -2.7

12/31/96                  20.68                7.8          7.65            4.9

12/31/95/(1)/             19.18                4.4          7.29            2.4

------------
Rental Rates
------------

                            Base Rent/(2)/
                            --------------                  Amount of Change
                   Store Openings     Store Closings        ----------------
Year               During Period      During Period      Dollar       Percentage
----               --------------     --------------     ------       ----------
Regional Malls:
---------------
--------------------------------------------------------------------------------
1999 (YTD)             $29.51             $24.32         $ 5.19          21.3%
--------------------------------------------------------------------------------
1998                    27.33              23.63           3.70          15.7
1997                    29.66              21.26           8.40          39.5
1996                    23.59              18.73           4.86          25.9

Community Shopping Centers:
---------------------------
--------------------------------------------------------------------------------
1999 (YTD)             $10.84             $ 8.95         $ 1.89          21.1%
--------------------------------------------------------------------------------
1998                    10.43              10.95          (0.52)         (4.7)
1997                     8.63               9.44          (0.81)         (8.6)
1996                     8.18               6.16           2.02          32.8

/(1)/ On a pro forma combined basis giving effect to the merger with DRC for periods presented.

/(2)/ Represents the average base rent in effect during the period for those tenants who signed leases as compared to the average base rent in effect during the period for those tenants whose leases terminated or expired.

                             SIMON PROPERTY GROUP
                            Lease Expirations/(1)/
                              As of June 30, 1999



                                      Number of                  Square                 Avg. Base Rent
           Year                    Leases Expiring                Feet                  per Square Foot
                                                                                          at 6/30/99
Regional Malls - Mall & Freestanding Stores
------------------------------------------------------------------------------

1999 (7/1 - 12/31)                                412                  781,560                        29.94
2000                                            1,866                3,434,433                        26.53
2001                                            1,492                3,354,203                        25.18
2002                                            1,476                3,252,564                        26.50
2003                                            1,615                3,888,267                        27.31
2004                                            1,477                3,970,816                        27.41
2005                                            1,310                4,119,668                        26.53
2006                                            1,386                3,941,453                        28.37
2007                                            1,218                3,520,820                        30.60
2008                                            1,111                3,817,938                        29.09
                                       --------------            -------------
TOTALS                                         13,363               34,081,722                       $27.60


Regional Malls - Anchor Tenants
-----------------------------------------------------

1999 (7/1 - 12/31)                                  7                1,065,618                         2.21
2000                                               13                1,681,403                         1.97
2001                                               12                1,544,673                         2.03
2002                                               13                1,600,513                         1.95
2003                                               16                2,013,311                         2.41
2004                                               21                2,002,694                         3.48
2005                                               14                1,691,811                         2.78
2006                                               17                2,062,107                         3.29
2007                                                7                  636,374                         2.79
2008                                               11                1,202,085                         4.42
                                       --------------            -------------
TOTALS                                            131               15,500,589                       $ 2.73


Community Centers - Mall Stores & Freestanding Stores
------------------------------------------------------------------------------

1999 (7/1 - 12/31)                                 32                   94,322                         9.19
2000                                              281                  753,153                        11.57
2001                                              188                  541,777                        12.11
2002                                              150                  504,936                        11.64
2003                                              131                  571,200                        11.27
2004                                               93                  375,372                        11.47
2005                                               40                  269,672                         9.59
2006                                               22                  261,511                         7.52
2007                                               18                  164,142                        11.07
2008                                               19                  151,301                        11.16
                                       --------------            -------------
TOTALS                                            974                3,687,386                       $11.06

(1) Does not consider the impact of options that may be contained in leases.


                             Pages 16 of 38

                             SIMON PROPERTY GROUP
                             Lease Expirations(1)
                              As of June 30, 1999

                                              Number of                 Square                    Avg. Base Rent
    Year                                   Leases Expiring               Feet                    per Square Foot
                                                                                                   at 6/30/99
----------------------------------
Community Centers - Anchor Tenants
----------------------------------
1999 (7/1 - 12/31)                                  5                  299,930                         2.55
2000                                                8                  316,642                         5.38
2001                                               13                  537,403                         4.02
2002                                                7                  313,388                         5.57
2003                                               10                  299,248                         7.00
2004                                               11                  315,200                         5.85
2005                                               11                  630,445                         5.61
2006                                                9                  610,361                         5.43
2007                                               13                  658,554                         5.82
2008                                               10                  399,376                         7.73
                                       --------------            -------------
TOTALS                                             97                4,380,547                       $ 5.52




(1)  Does not consider the impact of options that may be contained in leases.

                             SIMON PROPERTY GROUP
         SPG's Share of Total Debt Amortization and Maturities by Year
                              As of June 30, 1999
                                (In thousands)

                                                   --------------        --------------        --------------    --------------
                                                   SPG's Share of        SPG's Share of        SPG's Share of
                                                      Secured              Unsecured           Unconsolidated    SPG's Share of
-------------------------------------------         Consolidated          Consolidated         Joint Venture         Total
                   Year                                 Debt                  Debt              Secured Debt          Debt
-------------------------------------------        --------------        --------------        --------------    --------------
1999................................          0           176,884 (1)           324,000 (2)             2,085           502,966
2000................................          1           400,445             1,083,000               130,575         1,614,019
2001................................          2           268,042                     0                 4,955           272,997
2002................................          3           601,211               250,000                80,002           931,214
2003................................          4           239,334               575,000               174,096           988,430
2004................................          5           202,514               700,000                40,581           943,096
2005................................          6           107,724               660,000               130,056           897,780
2006................................          7           118,739               250,000               218,731           587,470
2007................................          8           489,040               180,000               111,757           780,797
2008................................          9            44,924               200,000               245,907           490,831
2009................................         10           179,104               300,000                 1,635           480,739
Thereafter..........................                      108,673               675,000               100,118           883,791
                                                   --------------        --------------        --------------    --------------

Subtotal Face Amounts                              $    2,936,634        $    5,197,000        $    1,240,498    $    9,374,129
                                                   --------------        --------------        --------------    --------------

Premiums and Discounts on Indebtedness, Net                 2,991                 8,257                 9,869            21,117
                                                   --------------        --------------        --------------    --------------

SPG's Share of Total Indebtedness                  $    2,939,625        $    5,205,257        $    1,250,367    $    9,395,246
                                                   ==============        ==============        ==============    ==============

(1)  $165,000 of this debt was retired on 7/1/99.

(2) Represents the outstanding balance on Simon Property Group's $1.25 billion Unsecured Credit Facility. Commitments have been obtained to extend the maturity of the facility to August 2002.

                                   18 of 38

                             SIMON PROPERTY GROUP
                            Summary of Indebtedness
                              As of June 30, 1999
                                (In thousands)

                                                     ------------    ------------      --------------    -------------------
                                                                        SPG's
                                                        Total          Share of        Weighted Avg.     Weighted Avg. Years
                                                     Indebtedness    Indebtedness      Interest Rate         to Maturity
                                                     ------------    ------------      --------------    -------------------
Consolidated Indebtedness
-------------------------

  Mortgage Debt
    Fixed Rate                                        2,569,948        2,487,615           7.42%                 5.3
    Debt Swapped to Maturity                             50,000           50,000           7.74%                 2.2
    Capped to Maturity, Currently "In the Money"        134,999           98,968           6.17%                 6.7
    Other Hedged Debt                                    50,000           50,000           5.79%                 0.5
    Floating Rate Debt                                  261,702          250,050           6.41%                 3.0
                                                      ---------        ---------           -----                 ---
  Total Mortgage Debt                                 3,066,649        2,936,633           7.27%                 5.0

  Unsecured Debt
    Fixed Rate                                        3,790,000        3,790,000           7.17%                 7.6
    Capped to Maturity, Currently "In the Money"         63,000           63,000           6.14%                 0.6
    Floating Rate Debt                                   70,000           70,000           5.89%                 0.6
                                                      ---------        ---------           -----                 ---
  Subtotal                                            3,923,000        3,923,000           6.07%                 7.4
    CPI Merger Facility                                 700,000          700,000           5.71%                 0.5
    CPI Merger Facility (Swapped)                       250,000          250,000           5.67%                 1.2
    Revolving Corporate Credit Facility                 184,000          184,000           5.51%                 0.2
    Revolving Corporate Credit Facility (Hedged)        140,000          140,000           5.51%                 0.2
                                                      ---------        ---------           -----                 ---
  Total Unsecured Debt                                5,197,000        5,197,000           6.77%                 5.8

  Adjustment to Fair Market Value - Fixed Rate            9,875           10,159             N/A                 N/A
  Adjustment to Fair Market Value - Variable Rate         1,083            1,089             N/A                 N/A
                                                      ---------        ---------           -----                 ---
Consolidated Mortgages and Other Indebtedness         8,274,607        8,144,882           6.94%                 5.4
                                                      =========        =========           =====                 ===

Joint Venture Mortgage Indebtedness
-----------------------------------
  Fixed Rate                                          2,288,025          969,670           7.41%                 7.3
  Other Hedged Debt                                     394,714          139,827           5.94%                 3.6
  Floating Rate Debt                                    297,582          131,002           6.20%                 2.2
                                                      ---------        ---------           -----                 ---
  Subtotal                                            2,980,321        1,240,499           7.12%                 6.4

  Adjustment to Fair Market Value - Fixed Rate           19,737            9,869             N/A                 N/A

                                                      ---------        ---------           -----                 ---
Joint Venture Mortgages and Other Indebtedness        3,000,058        1,250,367           7.12%                 6.4
                                                      =========        =========           =====                 ===

                                                                       ---------           -----                 ---
SPG's Share of Total Indebtedness                                      9,395,249           6.97%                 5.5
                                                                       ---------           -----                 ---

                                   19 of 38

                             SIMON PROPERTY GROUP
                      Summary of Indebtedness By Maturity
                              As of June 30, 1999
                                (In thousands)

-----------------------------------------       --------------   ----------      --------------   --------------  ---------------
                                                                                                       SPG's        Weighted Avg.
                Property                           Maturity       Interest           Total           Share of      Interest Rate
                  Name                               Date           Rate          Indebtedness     Indebtedness       by Year
-----------------------------------------         ----------     ----------      --------------   --------------  ---------------
Consolidated Indebtedness
Fixed Rate Mortgage Debt:
-------------------------

   Ingram Park Mall - 2                     (1)    12/30/99         9.63%             7,000             7,000
   Ingram Park Mall - 1                     (1)    12/30/99         8.10%            47,626            47,626
   Barton Creek Square                      (1)    12/30/99         8.10%            61,637            61,637
   La Plaza Mall                            (1)    12/30/99         8.25%            49,172            49,172
                                                                                 ----------        ----------
        Subtotal 1999                                                               165,435           165,435          8.21%

   Florida Mall, The                                2/28/00         6.65%            90,000            90,000
   Net Lease (Braintree)                             4/1/00         9.75%                52                52
   Windsor Park Mall - 1                             6/1/00         8.00%             5,733             5,733
   Trolley Square - 1                               7/23/00         5.81%            19,000            17,100
   Bloomingdale Court                               12/1/00         8.75%            27,359            27,359
   Forest Plaza                                     12/1/00         8.75%            16,904            16,904
   Fox River Plaza                                  12/1/00         8.75%            12,654            12,654
   Lake View Plaza                                  12/1/00         8.75%            22,169            22,169
   Lincoln Crossing                                 12/1/00         8.75%               876               876
   Matteson Plaza                                   12/1/00         8.75%            11,159            11,159
   Regency Plaza                                    12/1/00         8.75%             1,878             1,878
   St. Charles Towne Plaza                          12/1/00         8.75%            30,742            30,742
   West Ridge Plaza                                 12/1/00         8.75%             4,612             4,612
   White Oaks Plaza                                 12/1/00         8.75%            12,345            12,345
                                                                                 ----------        ----------
        Subtotal 2000                                                               255,483           253,583          7.79%

   Biltmore Square                                   1/1/01         7.15%            26,231            26,231
   Chesapeake Square                                 1/1/01         7.28%            47,465            47,465
   Port Charlotte Town Center                        1/1/01         7.28%            52,421            52,421
   Great Lakes Mall - 1                              3/1/01         6.74%            52,223            52,223
   Great Lakes Mall - 2                              3/1/01         7.07%             8,426             8,426
   Net Lease (Norfolk)                             11/30/01         8.50%               786               786
                                                                                 ----------        ----------
        Subtotal 2001                                                               187,552           187,552          7.10%

   Lima Mall                                         3/1/02         7.12%            18,764            18,764
   Columbia Center                                  3/15/02         7.62%            42,040            42,040
   Northgate Shopping Center                        3/15/02         7.62%            78,501            78,501
   Tacoma Mall                                      3/15/02         7.62%            91,848            91,848
   Net Lease (Chattanooga)                          5/31/02         6.80%               737               737
   River Oaks Center                                 6/1/02         8.67%            32,500            32,500
   North Riverside Park Plaza - 1                    9/1/02         9.38%             3,846             3,846
   North Riverside Park Plaza - 2                    9/1/02        10.00%             3,617             3,617
   Principal Mutual Mortgages - Pool 1      (2)     9/15/02         6.81%           103,520           103,520
   Principal Mutual Mortgages - Pool 2      (3)     9/15/02         6.77%           137,754           137,754
   Net Lease (Atlanta)                              12/1/02         8.00%               962               962
   Palm Beach Mall                                 12/15/02         7.50%            49,954            49,954
                                                                                 ----------        ----------
        Subtotal 2002                                                               564,043           564,043          7.32%

   Century III Mall -1                               7/1/03         6.78%            66,000            66,000
   Miami International Mall                         12/21/03        6.91%            46,206            27,724
                                                                                 ----------        ----------
        Subtotal 2003                                                               112,206            93,724          6.82%

                                   20 of 38

                             SIMON PROPERTY GROUP
                      Summary of Indebtedness By Maturity
                              As of June 30, 1999
                                (In thousands)


---------------------------           ----------      ------------      ------------     ------------    -------------
                                                                                            SPG's        Weighted Avg
       Property                        Maturity         Interest           Total           Share of      Interest Rate
         Name                            Date             Rate          Indebtedness     Indebtedness       by Year
---------------------------           ----------      ------------      ------------     ------------    -------------
Battlefield Mall - 1                    1/1/04              7.50%            48,194           48,194
Battlefield Mall - 2                    1/1/04              6.81%            44,806           44,806
Forum Phase I - Class A-1              5/15/04              7.13%            46,997           28,198
Forum Phase II - Class A-1             5/15/04              7.13%            43,004           23,652
                                                                        -----------      -----------
   Subtotal 2004                                                            183,001          144,850        7.15%

Tippecanoe Mall - 1                     1/1/05              8.45%            45,877           45,877
Tippecanoe Mall - 2                     1/1/05              6.81%            15,931           15,931
Melbourne Square                        2/1/05              7.42%            39,109           39,109
Cielo Vista Mall - 2                   11/1/05              8.13%             1,608            1,608
                                                                        -----------      -----------
   Subtotal 2005                                                            102,525          102,525        7.80%

Treasure Coast Square                   1/1/06              7.42%            52,830           52,830
Gulf View Square                       10/1/06              8.25%            37,354           37,354
Paddock Mall                           10/1/06              8.25%            29,709           29,709
                                                                        -----------      -----------
   Subtotal 2006                                                            119,893          119,893        7.88%

Lakeline Mall                           5/1/07              7.65%            72,561           72,561
Cielo Vista Mall - 1                    5/1/07              9.38%            55,082           55,082
Cielo Vista Mall - 3                    5/1/07              6.76%            38,796           38,796
McCain Mall - 1                         5/1/07              9.38%            25,613           25,613
McCain Mall - 2                         5/1/07              6.76%            17,906           17,906
Valle Vista Mall - 1                    5/1/07              9.38%            33,923           33,923
Valle Vista Mall - 2                    5/1/07              6.81%             7,959            7,959
University Park Mall                   10/1/07              7.43%            59,500           35,700
CMBS Loan - Fixed Component           12/15/07              7.31%           175,000          175,000
                                                                        -----------      -----------
   Subtotal 2007                                                            486,340          462,540        7.81%

Randall Park Mall - 2                  7/11/08              7.33%            35,000           35,000
----------------------                                                  -----------      -----------
   Subtotal 2008                                                             35,000           35,000        7.33%

College Mall - 2                        1/1/09              6.76%            11,948           11,948
Greenwood Park Mall - 2                 1/1/09              6.76%            61,730           61,730
College Mall - 1                        1/1/09              7.00%            42,057           42,057
Greenwood Park Mall - 1                 1/1/09              7.00%            35,225           35,225
Towne East Square - 1                   1/1/09              7.00%            55,605           55,605
Towne East Square - 2                   1/1/09              6.81%            24,892           24,892
                                                                        -----------      -----------
   Subtotal 2009                                                            231,457          231,457        6.90%

Windsor Park Mall - 2                   5/1/12              8.00%             8,806            8,806
                                                                         ----------       ----------
   Subtotal 2012                                                              8,806            8,806        8.00%

Chesapeake Center                      5/15/15              8.44%             6,563            6,563
Grove at Lakeland Square, The          5/15/15              8.44%             3,750            3,750
Terrace at Florida Mall, The           5/15/15              8.44%             4,688            4,688
                                                                         ----------       ----------
   Subtotal 2015                                                             15,001           15,001        8.44%

Sunland Park Mall                       1/1/26              8.63%            39,319           39,319
                                                                         ----------      -----------
   Subtotal 2026                                                             39,319           39,319        8.63%

Keystone at the Crossing                7/1/27              7.85%            63,887           63,887
                                                                         ----------      -----------
   Subtotal 2027                                                             63,887           63,887        7.85%

                                                                        -----------      -----------    --------------
Total Consolidated Fixed Rate Mortgage Debt                               2,569,948        2,487,615        7.42%
                                                                        ===========      ===========    ==============

                                     21 of 38

                             SIMON PROPERTY GROUP
                      Summary of Indebtedness By Maturity
                              As of June 30, 1999
                                (In thousands)


---------------------------           ----------      ------------      ------------     ------------    -------------
                                                                                            SPG's        Weighted Avg
       Property                        Maturity         Interest           Total           Share of      Interest Rate
         Name                            Date             Rate          Indebtedness     Indebtedness       by Year
---------------------------           ----------      ------------      ------------     ------------    -------------
Variable Rate Mortgage Debt:
----------------------------

  Jefferson Valley Mall                 1/12/00             5.79%            50,000           50,000
  Lakeline Plaza                        2/28/00             6.04%            33,000           33,000
  White Oaks Mall                        3/1/00             6.28%            16,500            9,062
  Eastgate Consumer Mall                3/31/00             6.00%            22,929           22,929
  Trolley Square                        7/23/00             6.74%             8,141            7,327
                                                                        -----------      -----------
    Subtotal 2000                                                           130,570          122,318        5.99%

  Crystal River                          1/1/01             7.24%            15,292           15,292
  Orland Square                          9/1/01             7.74%            50,000           50,000
                                                                        -----------      -----------
    Subtotal 2001                                                            65,292           65,292        7.62%

  Highland Lakes Center                  3/1/02             6.74%            14,377           14,377
  Mainland Crossing                     3/31/02             6.74%             1,603            1,603
                                                                        -----------      -----------
     Subtotal 2002                                                           15,980           15,980        6.74%

  Richmond Towne Square        (4)      7/15/03             6.24%            27,818           27,818
  Shops @ Mission Viejo        (4)      9/14/03             6.29%            70,333           70,333
  Arboretum                    (4)      12/1/03             6.74%            34,000           30,600
                                                                        -----------      -----------
    Subtotal 2003                                                           132,151          128,751        6.38%

  Forum Phase I - Class A-2             5/15/04             6.19%            44,385           26,631
  Forum Phase II - Class A-2            5/15/04             6.19%            40,614           22,338
  North East Mall - 2          (4)      5/21/04             6.74%            17,709           17,709
                                                                        -----------      -----------
    Subtotal 2004                                                           102,708           66,678        6.34%

  CMBS Loan - Variable Component       12/15/07             6.16%            50,000           50,000
                                                                        -----------      -----------
    Subtotal 2007                                                            50,000           50,000        6.16%
                                                                        -----------      -----------    -------------
    Total Variable Rate Mortgage Debt                                       496,701          449,019        6.44%
                                                                        ===========      ===========    =============
                                                                                         -----------    -------------
    Total Consolidated Mortgage Debt                                                       2,936,633        7.27%
                                                                                         ===========    =============
Fixed Rate Unsecured Debt:
--------------------------

  Unsecured Notes - CPI 1               3/15/02             9.00%           250,000         250,000
                                                                        -----------     -----------
    Subtotal 2002                                                           250,000         250,000         9.00%

  Unsecured Notes - CPI 2                4/1/03             7.05%           100,000         100,000
  SPG, LP (Bonds)                       6/15/03             6.63%           375,000         375,000
  SPG, LP (PATS)                       11/15/03             6.75%           100,000         100,000
                                                                        -----------      ----------
    Subtotal 2003                                                           575,000         575,000         6.72%

  SCA (Bonds)                           1/15/04             6.75%           150,000         150,000
  SPG, LP (Bonds)                        2/9/04             6.75%           300,000         300,000
  SPG, LP (Bonds)                       7/15/04             6.75%           100,000         100,000
  Unsecured Notes - CPI 3               8/15/04             7.75%           150,000         150,000
                                                                        -----------      ----------
    Subtotal 2004                                                           700,000         700,000         6.96%

  SCA (Bonds)                           5/15/05             7.63%           110,000         110,000
  SPG, LP (Bonds)                       6/15/05             6.75%           300,000         300,000
  SPG, LP (MTN)                         6/24/05             7.13%           100,000         100,000
  SPG, LP (Bonds)                      10/27/05             6.88%           150,000         150,000
                                                                        -----------      ----------
    Subtotal 2005                                                           660,000         660,000         6.98%

                                   22 of 38

                             SIMON PROPERTY GROUP
                      Summary of Indebtedness By Maturity
                             As of  June 30, 1999
                                (In thousands)

                                                                                    ------------   -------------
---------------------                       -------------   --------  ------------     SPG's       Weighted Avg.
       Property                                 Maturity    Interest     Total        Share of     Interest Rate
         Name                                     Date        Rate    Indebtedness  Indebtedness      by Year
---------------------                       -------------   --------  ------------  ------------   -------------
   SPG, LP (Bonds)                               11/15/06    6.88%       250,000       250,000
                                                                       ---------     ---------
     Subtotal 2006                                                       250,000       250,000         6.88%

   SPG, LP (MTN)                                  9/20/07    7.13%       180,000       180,000
                                                                       ---------     ---------
     Subtotal 2007                                                       180,000       180,000         7.13%

   SPG, LP (MOPPRS)                               6/15/08    7.00%       200,000       200,000
                                                                       ---------     ---------
     Subtotal 2008                                                       200,000       200,000         7.00%

   SPG, LP (Bonds)                                 2/9/09    7.13%       300,000       300,000
   SPG, LP (Bonds)                                7/15/09    7.00%       150,000       150,000
                                                                       ---------     ---------
     Subtotal 2009                                                       450,000       450,000         7.08%

   Unsecured Notes - CPI 4                         9/1/13    7.18%        75,000        75,000
                                                                       ---------     ---------
     Subtotal 2013                                                        75,000        75,000         7.18%

   Unsecured Notes - CPI 5                        3/15/16    7.88%       250,000       250,000
                                                                       ---------     ---------
     Subtotal 2016                                                       250,000       250,000         7.88%

   SPG, LP (Bonds)                                6/15/18    7.38%       200,000       200,000
                                                                       ---------     ---------
     Subtotal 2018                                                       200,000       200,000         7.38%
                                                                       ---------     ---------
   Total Unsecured Fixed Rate Debt                                     3,790,000     3,790,000         7.17%
                                                                       =========     =========

Variable Rate Unsecured Debt:

   Corporate Revolving Credit Facility      (5)   9/27/99    5.51%       324,000       324,000
                                                                       ---------     ---------
     Subtotal 1999                                                       324,000       324,000        5.51%


   SPG, L.P. Unsecured Loan                       1/31/00    5.89%        70,000        70,000
   SPG, L.P. Unsecured Loan                       1/31/00    6.14%        63,000        63,000
   CPI Merger Facility - 2 Chase (1.4B)     (6)   3/24/00    5.71%       450,000       450,000
   CPI Merger Facility - 3 Chase (1.4B)     (6)   9/24/00    5.69%       500,000       500,000
                                                                       ---------     ---------
     Subtotal 2000                                                     1,083,000     1,083,000         5.74%
                                                                       ---------     ---------

   Total Unsecured Variable Rate Debt                                  1,407,000     1,407,000         5.68%
                                                                       =========     =========

                                                                                     ---------
   Total Unsecured Debt                                                              5,197,000         6.77%
                                                                                     =========

   Net Discount on Fixed-Rate Indebtedness                                 9,875        10,159          N/A
   Net Premium on Variable-Rate Indebtedness                               1,083         1,089          N/A

                                                                                     ---------         -----
   Total Consolidated Debt                                                           8,144,882         6.94%
                                                                                     ---------         -----


Joint Venture Indebtedness
Fixed Rate Mortgage Debt:

   Northfield Square                               4/1/00    9.52%        23,908        23,908
   Coral Square                                   12/1/00    7.40%        53,300        26,650
                                                                       ---------     ---------
     Subtotal 2000                                                        77,208        50,558         8.40%

   Highland Mall - 2                              10/1/01    8.50%           244           122
   Highland Mall - 3                              11/1/01    9.50%         2,339         1,170
                                                                       ---------     ---------
     Subtotal 2001                                                         2,583         1,292         9.41%

                                   23 0f 38

                             SIMON PROPERTY GROUP
                      Summary of Indebtedness By Maturity
                              As of June 30, 1999
                                (In thousands)


                                                                                         ------------    -------------
---------------------------           ----------      ------------      ------------        SPG's        Weighted Avg
       Property                        Maturity         Interest           Total           Share of      Interest Rate
         Name                            Date             Rate          Indebtedness     Indebtedness       by Year
---------------------------           ----------      ------------      ------------     ------------    -------------
  Crystal Mall                          2/1/03            8.66%               49,781           24,891
  Avenues, The                          5/15/03           8.36%               57,331           14,333
  Lakeland Square                      12/22/03           7.26%               52,135           26,068
                                                                         -----------      -----------
    Subtotal 2003                                                            159,247           65,291        8.04%

  Indian River Commons                 11/1/04            7.58%                8,399            4,200
  Indian River Mall                    11/1/04            7.58%               46,602           23,301
                                                                         -----------      -----------
    Subtotal 2004                                                             55,001           27,501        7.58%

  Westchester, The - 1                  9/1/05            8.74%              151,415           75,708
  Westchester, The - 2                  9/1/05            7.20%               54,000           27,000
  Cobblestone Court                   11/30/05            7.22%                6,180            2,163
  Crystal Court                       11/30/05            7.22%                3,570            1,250
  Fairfax Court                       11/30/05            7.22%               10,320            2,709
  Gaitway Plaza                       11/30/05            7.22%                7,350            1,715
  Plaza at Buckland Hills, The        11/30/05            7.22%               17,680            6,055
  Ridgewood Court                     11/30/05            7.22%                7,980            2,793
  Royal Eagle Plaza                   11/30/05            7.22%                7,920            2,772
  Village Park Plaza                  11/30/05            7.22%                8,960            3,136
  West Town Corners                   11/30/05            7.22%               10,330            2,411
  Westland Park Plaza                 11/30/05            7.22%                4,950            1,155
  Willow Knolls Court                 11/30/05            7.22%                6,490            2,272
  Yards Plaza, The                    11/30/05            7.22%                8,270            2,895
                                                                         -----------      -----------
    Subtotal 2005                                                            305,415          134,033        8.07%

  Seminole Towne Center                 1/1/06            6.88%               70,500           31,725
  CMBS Loan - Fixed Component   (7)     5/1/06            7.40%              300,000          150,000
  Great Northeast Plaza                 6/1/06            9.04%               17,599            8,800
  Smith Haven Mall                      6/1/06            7.86%              115,000           28,750
                                                                         -----------      -----------
    Subtotal 2006                                                            503,099          219,275        7.45%

  Town Center at Cobb - 1               4/1/07            7.54%               50,531           25,266
  Town Center at Cobb - 2               4/1/07            7.25%               65,730           32,865
  Gwinnett Place - 1                    4/1/07            7.54%               39,662           19,831
  Gwinnett Place - 2                    4/1/07            7.25%               86,370           43,185
                                                                         -----------      -----------
    Subtotal 2007                                                            242,293          121,147        7.36%

  Metrocenter                          2/28/08            8.45%               31,013           15,507
  Aventura Mall - A                     4/6/08            6.55%              141,000           47,000
  Aventura Mall - B                     4/6/08            6.60%               25,400            8,467
  Aventura Mall - C                     4/6/08            6.89%               33,600           11,200
  West Town Mall                        5/1/08            6.90%               76,000           38,000
  Grapevine Mills - 2                  10/1/08            6.47%              155,000           58,125
  Ontario Mills - 5                    11/2/08            6.75%              144,396           36,099
  Source, The - 2                      11/6/08            6.65%              124,000           31,000
                                                                         -----------      -----------
    Subtotal 2008                                                            730,409          245,397        6.76%

  Highland Mall - 1                    12/1/09            9.75%               7,707             3,854
  Ontario Mills - 4             (8)   12/28/09            0.00%               4,828             1,207
                                                                         ----------       -----------
    Subtotal 2009                                                            12,535             5,061        7.42%

  Mall of Georgia Crossing              6/6/10            7.25%                 236               118
  Mall of Georgia                       7/1/10            7.09%             200,000           100,000
                                                                         ----------       -----------
    Subtotal 2010                                                           200,236           100,118        7.09%

                                                                         ----------       -----------    --------
  Total Joint Venture Fixed Rate Mortgage Debt                            2,288,026           969,670        7.41%
                                                                         ==========       ===========    ========

                                   24 of 38

                             SIMON PROPERTY GROUP
                      Summary of Indebtedness By Maturity
                             As of June 30, 1999
                                (In thousands)


                                                                                                ------------     -------------
------------------------------------------------     --------     --------     ------------        SPG's         Weighted Avg
               Property                              Maturity     Interest        Total           Share of       Interest Rate
                 Name                                  Date         Rate       Indebtedness     Indebtedness        by Year
------------------------------------------------     --------     --------     ------------     ------------     -------------
Variable Rate Mortgage Debt:
----------------------------

       Tower Shops, The                     (4)       3/13/00        6.44%          12,900             6,450
       Dadeland Mall                        (4)      12/10/00        5.94%         140,000            70,000
                                                                               -----------       -----------
         Subtotal 2000                                                             152,900            76,450         5.98%

       Arizona Mills                        (4)        2/1/02        6.54%         142,214            37,425
       Orlando Premium Outlets                        5/20/02        6.74%           2,369             1,185
       Shops at Sunset Place, The           (4)       6/30/02        6.49%          97,773            36,665
                                                                               -----------       -----------
         Subtotal 2002                                                             242,356            75,274         6.52%

       CMBS Loan - Floating Component       (7)        5/1/03        5.73%         185,000            92,500
       Concord Mills                        (4)       12/2/03        6.59%          44,540            16,703
                                                                               -----------       -----------
         Subtotal 2003                                                             229,540           109,203         5.86%

       Circle Centre Mall - 1               (4)       1/31/04        5.68%          60,000             8,802
       Circle Centre Mall - 2               (4)       1/31/04        5.68%           7,500             1,100
                                                                               -----------       -----------
         Subtotal 2004                                                              67,500             9,902         5.68%


                                                                               -----------       -----------     -----------
       Total Joint Venture Variable Rate Debt                                      692,296           270,829         6.07%
                                                                               ===========       ===========     ===========

       CMBS Loan - Fixed Premium                                                    19,737             9,869
                                                                                                 -----------

                                                                                                 -----------     -----------
       Total Joint Venture Debt                                                                    1,250,367         7.12%
                                                                                                 -----------     -----------

                                                                                                 -----------     -----------
       SPG's Share of Total Indebtedness                                                          9,395,249         6.97%
                                                                                                 -----------     -----------

       (1) Loans were paid off and properties were unencumbered on July 1, 1999.
       (2) This Principal Mutual Pool 1 loan is secured by cross-collateralized mortgages encumbering four of the Properties (Anderson, Forest Village Park, Longview and South Park). A weighted average rate is used for these Pool 1 Properties.
       (3) This Principal Mutual Pool 2 loan is secured by cross-collateralized mortgages encumbering seven of the Properties (Eastland, Forest Mall, Golden Ring, Hutchinson, Markland, Midland, and North Towne). A weighted average rate is used for these Pool 2 Properties.
       (4) Includes applicable extensions available at Simon Group's option.
       (5) Commitments to extend the maturity of this Unsecured Credit Facility to August 2002 have been obtained.
       (6) This Facility consists of (i) a $450 million nine-month term loan,
           (ii) a $450 million 18-month term loan, and (iii) a $500 million 24-month term loan. Interest rate protection agreements relating to $250 million of the $1.4 billion expire on September 28, 1999. Under these agreements LIBOR is swapped at a weighted average rate of 5.018%.
       (7) This is $485 million of Commercial Mortgage Notes secured by cross-collateralized mortgages encumbering thirteen of the Properties. The Simon Group's share is $242 million. A weighted average rate is used.
       (8) Notes for purchase of land from Ontario Redevelopment Agency at 6% commencing January 2000.

                                   25 of 38

                           SIMON PROPERTY GROUP
  Summary of Variable Rate Debt and Interest Rate Protection Agreements
                           As of  June 30, 1999
                              (In thousands)

                                                                             Principal             SPG                SPG's
           Property                                      Maturity             Balance           Ownership           Share of
             Name                                          Date              06/30/99               %             Loan Balance
           --------                                      --------            ---------          ---------         ------------
Consolidated Properties:

Secured Debt:

Jefferson Valley Mall                                     1/12/00               50,000            100.00%               50,000
Lakeline Plaza                                            2/28/00               33,000            100.00%               33,000
White Oaks Mall                                            3/1/00               16,500             54.92%                9,062
Eastgate Consumer Mall                                    3/31/00               22,929            100.00%               22,929
Trolley Square                                            7/23/00                8,141             90.00%                7,327
Crystal River                                              1/1/01               15,292            100.00%               15,292
Orland Square                                              9/1/01               50,000            100.00%               50,000
Highland Lakes Center                                      3/1/02               14,377            100.00%               14,377
Mainland Crossing                                         3/31/02                1,603            100.00%                1,603
North East Mall - 2                                       5/21/04               17,709            100.00%               17,709
Richmond Towne Square                                     7/15/03               27,818            100.00%               27,818
Shops @ Mission Viejo                                     9/14/03               70,333            100.00%               70,333
Arboretum                                                 12/1/03               34,000             90.00%               30,600
Forum Phase I - Class A-2                                 5/15/04               44,385             60.00%               26,631
Forum Phase II - Class A-2                                5/15/04               40,614             55.00%               22,338
CMBS Loan - Variable Component                           12/15/07               50,000            100.00%               50,000
                                                                             ---------                               ---------
Total Consolidated Secured Debt                                                496,701                                 449,019
                                                                             =========                               =========
Unsecured Debt:

SPG, L.P. Unsecured Loan                                  1/31/00               70,000            100.00%               70,000
SPG, L.P. Unsecured Loan                                  1/31/00               63,000            100.00%               63,000
CPI Merger Facility - 2 Chase (1.4B)                      3/24/00              450,000            100.00%              450,000
CPI Merger Facility - 3 Chase (1.4B)                      9/24/00              500,000            100.00%              500,000
Unsecured Revolving Credit Facility - UBS (1.25B)         9/27/99              324,000            100.00%              324,000
                                                                             ---------                               ---------
Total Consolidated Unsecured Debt                                           1,407,000                               1,407,000
                                                                             =========                               =========
Net Premium on Variable-Rate Indebtedness                                        1,083                                   1,089
                                                                             ---------                               ---------
Consolidated Variable Rate Debt                                              1,904,784                               1,857,108
                                                                             =========                               =========


                                                    Interest
           Property                                   Rate            Terms of                            Terms of
             Name                                   06/30/99        Variable Rate            Interest Rate Protection Agreement
           --------                                 --------        -------------            ----------------------------------

Consolidated Properties:

Secured Debt:

Jefferson Valley Mall                               5.786%         LIBOR + 0.550%        LIBOR Capped at 8.70% through maturity
Lakeline Plaza                                      6.036%         LIBOR + 0.800%
White Oaks Mall                                     6.276%         LIBOR + 1.250%        90-day LIBOR set on May 29, 1999
Eastgate Consumer Mall                              6.000%         LIBOR + 1.000%
Trolley Square                                      7.219%         LIBOR + 1.500%
Crystal River                                       7.236%         LIBOR + 2.000%
Orland Square                                       7.742%         LIBOR + 0.500%        LIBOR Swapped at 7.24% through maturity
Highland Lakes Center                               6.736%         LIBOR + 1.500%
Mainland Crossing                                   6.736%         LIBOR + 1.500%
North East Mall - 2                                 6.736%         LIBOR + 1.500%
Richmond Towne Square                               6.236%         LIBOR + 1.000%
Shops @ Mission Viejo                               6.286%         LIBOR + 1.050%
Arboretum                                           6.736%         LIBOR + 1.500%
Forum Phase I - Class A-2                           6.190%         LIBOR + 0.300%        Through an Interest rate protection
                                                                                         agreement, effectively fixed at an
                                                                                         all-in-one rate of 6.19%
Forum Phase II - Class A-2                          6.190%         LIBOR + 0.300%        Through an Interest rate protection
                                                                                         agreement, effectively fixed at an
                                                                                         all-in-one rate of 6.19%
CMBS Loan - Variable Component                      6.155%         LIBOR + 0.365%        Through an Interest rate protection
                                                                                         agreement, effectively fixed at an
                                                                                         all-in-one rate of 6.16%
Unsecured Debt:

SPG, L.P. Unsecured Loan                            5.886%         LIBOR + 0.650%
SPG, L.P. Unsecured Loan                            6.140%         LIBOR + 0.650%        Through an Interest rate protection
                                                                                         agreement, effectively fixed at an
                                                                                         all-in-one rate of 6.14%
CPI Merger Facility - 2 Chase (1.4B)                5.710%         LIBOR + 0.650%
CPI Merger Facility - 3 Chase (1.4B)                5.689%         LIBOR + 0.650%        Through interest rate protection
                                                                                         agreements, $250m of this $500m
                                                                                         tranche is swapped at a weighted
                                                                                          average LIBOR rate of 5.018%
Unsecured Revolving Credit Facility
  - UBS (1.25B)                                     5.509%         LIBOR + 0.650%        Subject to an 11.53% LIBOR cap on $900M
                                                                                         and a 16.77% LIBOR cap on $50M.

                           SIMON PROPERTY GROUP
  Summary of Variable Rate Debt and Interest Rate Protection Agreements
                           As of  June 30, 1999
                              (In thousands)

                                                                             Principal             SPG                SPG's
           Property                                      Maturity             Balance           Ownership           Share of
             Name                                          Date               06/30/99              %             Loan Balance
           --------                                      --------            ---------          ---------         ------------
Joint Venture Properties:

Tower Shops, The                                          3/13/00               12,900            50.00%                  6,450
Dadeland Mall                                            12/10/00              140,000            50.00%                 70,000
Arizona Mills                                              2/1/02              142,214            26.32%                 37,425
Orlando Premium Outlets                                   5/20/02                2,369            50.00%                  1,185
Shops at Sunset Place, The                                6/30/02               97,773            37.50%                 36,665
Concord Mills                                             12/2/03               44,540            37.50%                 16,703
CMBS Loan - Floating Component                             5/1/03              185,000            50.00%                 92,500
Circle Centre Mall - 1                                    1/31/04               60,000            14.67%                  8,802
Circle Centre Mall - 2                                    1/31/04                7,500            14.67%                  1,100
                                                                             ---------                                ---------
Total Joint Venture Properties                                                 692,296                                  270,829
                                                                             =========                                =========
Total Variable Mortgage
   and Other Indebtedness                                                    2,597,080                                2,127,936
                                                                             ---------                                ---------

Footnote:
(1)   Represents the weighted average interest rate.

      The following table summarizes variable rate debt:

                                                                                Total                                 SPG Share
                                                                             ---------                               ----------
      Swapped debt                                                             300,000                                  300,000
      Capped debt "in the money"                                               197,999                                  161,969
      Other hedged variable rate debt                                          584,714                                  329,827
      Unhedged variable rate debt                                            1,514,367                                1,336,141
                                                                             ---------                                ---------
                                                                             2,597,080                                2,127,936
                                                                             =========                                =========

                                                    Interest
           Property                                   Rate            Terms of                            Terms of
             Name                                   06/30/99        Variable Rate            Interest Rate Protection Agreement
           --------                                 --------        -------------            ----------------------------------
Joint Venture Properties:

Tower Shops, The                                     6.436%         LIBOR + 1.200%       Two one-year extensions exist to
                                                                                         extend maturity.
Dadeland Mall                                        5.936%         LIBOR + 0.700%
Arizona Mills                                        6.536%         LIBOR + 1.300%       LIBOR Capped at 9.50% through maturity.
Orlando Premium Outlets                              6.736%         LIBOR + 1.500%       Rate can be reduced based upon project
                                                                                         performance.
Shops at Sunset Place, The                           6.486%         LIBOR + 1.250%       Rate can be reduced based upon project
                                                                                         performance.
Concord Mills                                        6.586%         LIBOR + 1.350%
CMBS Loan - Floating Component                       5.734%         See Footnote (1)     The Operating Partnership took
                                                                                         assignment of an interest rate
                                                                                         protection agreement (LIBOR cap of
                                                                                         11.67%) relating to this debt.
Circle Centre Mall - 1                               5.676%         LIBOR + 0.440%       LIBOR Capped at 8.81% through maturity.
Circle Centre Mall - 2                               5.676%         LIBOR + 0.440%       LIBOR Capped at 7.75% through maturity.



                                   27 of 38

                             SIMON PROPERTY GROUP
                          New Development Activities
                              As of June 30, 1999



                                   Simon                                         Non-Anchor
                                  Group's        Actual/        Projected       Sq. Footage
           Mall/                 Ownership      Projected         Cost            Leased/           GLA
          Location               Percentage      Opening      (in millions)     Committed(1)     (sq. ft.)
----------------------------     ----------     ---------     -------------     ------------     ---------
----------------------------
Projects Under Construction
----------------------------
The Mall of Georgia                 50%           8/99            $246              83%          1,600,000
Buford, Georgia
(Atlanta)

      Anchors/Major Tenants:     Nordstrom (opening 3/00), Dillard's, Lord & Taylor, JCPenney, Galyan's,
                                 Bed Bath & Beyond, Haverty's, Regal 20 Cinemas, IMAX
----------------------------     -------------------------------------------------------------------------
The Mall of Georgia Crossing        50%           8/99            $ 38              97%           441,000
Buford, GA
(Atlanta)

      Anchors/Major Tenants:     Target, Nordstrom Rack, Best Buy, Staples, TJMaxx & More
----------------------------     -------------------------------------------------------------------------
Concord Mills                      37.5%          9/99            $216              80%         1,400,000
Concord, NC
(Charlotte)

      Anchors/Major Tenants:     Books-A-Million, Bed Bath & Beyond, TJMaxx, Burlington Coat Factory, Bass
                                 Pro Outdoor World, AMC Theatres, Jillian's, Alabama Grill, Group USA, Sun
                                 & Ski, For Your Entertainment, John Q. Hammons, Embassy Suites Hotel,
                                 Host Marriott Services food court
----------------------------     -------------------------------------------------------------------------
The Shops at North East Mall        100%         11/99            $ 42              80%           341,000
Hurst, TX

      Anchors/Major Tenants:     Michaels, OfficeMax, PetsMart, TJMaxx, Bed Bath & Beyond, Noodle Kidoodle,
                                 Just For Feet, Nordstrom Rack, Ulta Cosmetics, Logan's Roadhouse
----------------------------     -------------------------------------------------------------------------
Waterford Lakes Town Center         100%       11/99 and          $ 84              88%           920,000
Orlando, FL                                      11/00                           (Phase I)

      Anchors/Major Tenants:     Regal 20-Plex Multi-Cinema, Super Target, TJMaxx, Ross Dress for Less,
                                 Barnes & Noble, Waves Music, Old Navy, Bed Bath & Beyond, OfficeMax
----------------------------     -------------------------------------------------------------------------
Orlando Premium Outlets              50%      Summer 2000         $ 91              (2)           433,000
Orlando, FL

      Anchors/Major Tenants:     To be announced
----------------------------     -------------------------------------------------------------------------
Arundel Mills                       37.5%      Fall 2000          $230              (2)         1,400,000
Anne Arundel, MD

      Anchors/Major Tenants:     Jillian's, Bed Bath & Beyond, Sun & Ski Sports, For Your Entertainment,
                                 Iguana Amerimex

(1)  Community Center leased/committed percentage includes owned anchor GLA.
(2)  Leasing still in preliminary stage.

                                   28 of 38

                             SIMON PROPERTY GROUP
                  Significant Renovation/Expansion Activities
                              As of June 30, 1999

                                                                                                             Total        New or
                                                               SPG          Actual/         Projected      Existing     Incremental
                           Mall/                            Ownership      Projected          Cost            GLA           GLA
                         Location                           Percentage      Opening       (in millions)    (sq. ft.)     (sq. ft.)
--------------------------------------------------------    ----------    ------------    -------------    ---------    -----------
Brunswick Square                                               100%          11/99             $19           736,000       55,000
East Brunswick, NJ

                                    Project Description:    New Barnes & Noble (opened 7/99), MEGA Movies Theatre expansion; mall renovation (Spring 2000); Macy's remodel (2000)
--------------------------------------------------------    -----------------------------------------------------------------------
Florida Mall                                                    50%          11/99             $80         1,120,000*     608,000*
Orlando, FL                                                                                                   *excludes Nordstrom

                                    Project Description:    Dillard's and JCPenney expansions, food court renovation (completed
                                                            1998); new Burdines, small shop expansion and mall renovation; new
                                                            Nordstrom
--------------------------------------------------------    -----------------------------------------------------------------------
LaPlaza Mall                                                   100%          11/99,            $36           988,000      215,000
McAllen, TX                                                               3/00 & 11/00

                                    Project Description:    Mall renovation; new Dillard's and Foley's Furniture (3/00); JCPenney
                                                            expansion and new small shops retrofitted from the existing Dillard's store (11/00)
--------------------------------------------------------    -----------------------------------------------------------------------
The Shops at Mission Viejo                                     100%           9/99            $146           817,000      427,000
Mission Viejo, CA

                                    Project Description:    New Nordstrom and Saks Fifth Avenue (11/99); small shop expansion and renovation, new parking structure and renovation of existing parking structure; Robinson-May expansion (11/99); food court addition (fall
                                                            2000); Macy's expansion and remodel (2001)
--------------------------------------------------------    -----------------------------------------------------------------------
North East Mall                                                100%           9/99            $103         1,141,000      308,000
Hurst, TX

                                    Project Description:    New Dillard's, mall expansion and parking deck; Montgomery Ward remodel
                                                            (10/99); JCPenney remodel and expansion and parking deck (11/99); new
                                                            Saks Fifth Avenue, Sears remodel, mall renovation and parking deck
                                                            (Fall 2000); new Nordstrom (3/01); one additional anchor
--------------------------------------------------------    -----------------------------------------------------------------------
Palm Beach Mall                                                100%          11/99             $34         1,205,000       61,000
West Palm Beach, FL

                                    Project Description:    Mall renovation and JCPenney remodel; new Dillard's and Borders (3/00)
                                                            and Old Navy; Burdines remodel (Summer 2000)
--------------------------------------------------------    -----------------------------------------------------------------------

                                   29 of 38

                             SIMON PROPERTY GROUP
                  Significant Renovation/Expansion Activities
                              As of June 30, 1999

                                                                                                             Total        New or
                                                               SPG          Actual/         Projected      Existing     Incremental
                           Mall/                            Ownership      Projected          Cost            GLA           GLA
                         Location                           Percentage      Opening       (in millions)    (sq. ft.)     (sq. ft.)
--------------------------------------------------------    ----------    ------------    -------------    ---------    -----------
Richmond Town Square                                           100%          11/99             $59           873,000       10,000
Cleveland, OH

                                    Project Description:    New Kaufmann's, JCPenney remodel and mall renovation (opened 11/98);
                                                            Sears remodel and new food court; new Sony Cinema (12/99); new Barnes &
                                                            Noble (6/00)
--------------------------------------------------------    -----------------------------------------------------------------------
Tacoma Mall                                                    100%          11/99             $12         1,286,000          N/A
Tacoma, WA

                                    Project Description:    Mall renovation; new food court (4/00)
--------------------------------------------------------    -----------------------------------------------------------------------
Town Center at Boca Raton                                      100%          11/00             $66         1,327,000      228,000
Boca Raton, FL

                                    Project Description:    New, expanded and relocated Saks Fifth Avenue (10/99); Bloomingdale's expansion and new parking structure (11/99); new Nordstrom, Lord &
                                                            Taylor expansion, mall expansion and renovation, food court renovation and new parking structure (11/00)

                              SIMON PROPERTY GROUP
                              Capital Expenditures
                     For the Six Months Ended June 30, 1999


                                 (In millions)



                                                      Joint Venture Properties
                                                      ------------------------
                                                                       Simon
                                             Consolidated              Group's
                                              Properties     Total     Share
                                             ------------    -----     -------
New Developments                               $ 55.9        $132.6     $82.8

Renovations and Expansions                      138.5          25.0      11.3

Tenant Allowances-Retail                         21.4           5.8       2.7

Tenant Allowances-Office                           .3             -         -

Capital Expenditures
   Recoverable from Tenants                       2.7            .6        .2

Other (1)                                           -           8.8       4.2
                                               ------        ------     -----
Totals                                         $218.8        $172.8    $101.2
                                               ======        ======    ======



(1)  Primarily represents capital expenditures not recovered from tenants.

                              SIMON PROPERTY GROUP
                              Gains on Land Sales
                For the Six Months Ended June 30, 1999 and 1998


                                 (In millions)



                                                      Six Months Ended
                                                          June 30,
                                                  1999              1998
                                                  ----              ----

Consolidated Properties                           $ 7.8             $0.9

Simon Group's Share of Unconsolidated Entities      2.9              0.4
                                                  -----             ----

Totals                                            $10.7             $1.3
                                                  =====             ====


SIMON PROPERTY GROUP
Conference Text
August 10, 1999


Forward Looking Statement
-------------------------

Welcome to the Simon Property Group second quarter 1999 earnings teleconference call. Please be aware that statements in this teleconference call that are not historical may be deemed forward-looking statements within the meaning of the federal securities laws. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The listener is directed to the Company's various filings with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K for a discussion of such risks and uncertainties.

Opening Comments (David Simon)
------------------------------

Good morning. We are very pleased with our accomplishments for the second quarter, highlighted by the following:

 .    We met expectations and grew FFO per share 8% to $0.71.

 .    We increased occupancy in the regional mall portfolio by 140 basis points to 88.4%, as compared to 87.0% at June 30, 1998.

 .    We made significant progress toward the closing of our acquisition of New
     England Development, including obtaining commitments from three institutional partners for $345 million.

 .    We obtained commitments to extend our $1.25 billion unsecured credit facility for 3 additional years; and

 .    We continued or started construction on over 6 million square feet of new development projects in Charlotte, Orlando, Atlanta and the Baltimore-Washington metroplex and major redevelopment programs in Orlando, southern California, southern Florida and Ft. Worth, all opening in 1999 or 2000.

Financial and Operational Results (Steve Sterrett)
--------------------------------------------------

Our results for the quarter and year-to-date reflect the adoption of NAREIT's Best Practice Guideline for Reporting Performance on a Per Share Basis, taking into account the FFO dilution from our Series A and Series B convertible preferred stock. As you may know, we had previously excluded these series from the computation of FFO per share because they were anti-dilutive in the computation of net income per share. This change has reduced our diluted FFO per share by approximately $.01 in the second quarter and by $.02 year to date. The full year impact in 1999 will be $.04.

Our financial and operational results for the period ended June 30, 1999 are as follows:

For the quarter:

 .    FFO on a per share basis increased 8% to $0.71 per share in 1999 from $0.66 per share in 1998.

SIMON PROPERTY GROUP
Conference Text
August 10, 1999


 .    FFO of the Simon Portfolio was $170.6 million, an increase of 47% or $54.6 million, over the $116.0 million reported in 1998.

 .    Total revenue increased 46% to $454.0 million.

For the six months:

 .    FFO on a per share basis increased 7% to $1.38 per share in 1999 from $1.29 per share in 1998.

 .    FFO of the Simon Portfolio was $328.5 million, an increase of 46% or $103.6 million, over the $224.9 million reported in 1998.

 .    Total revenue increased 47% to $900.1 million.

Operating statistics for the regional mall portfolio as of June 30, 1999 demonstrate continued strong internal growth and are as follows:

 .    Occupancy was 88.4%, an increase of 140 basis points over the same period in 1998. Occupancy within the comparable properties, that is, excluding the CPI assets, was 90 basis points higher at 6/30/99 than at 6/30/98. This was accomplished despite the loss of approximately 50 basis points of occupancy in 1999 due to store closings by retailers such as County Seat, Edison Brothers and Garden Botanika. We are actively re-leasing this space to new tenants at substantially higher rents.

 .    Average base rent was $26.15 per square foot, an increase of 13%.

 .    Total sales per square foot increased 10%, to $351 per square foot as compared to the prior year.

 .    Comparable sales per square foot, i.e. sales of tenants who have been in place for at least 24 months, increased 12%, to $368.

 .    The average initial base rent for new mall stores opened in 1999 was $29.51 per square foot, an increase of $5.19, or 21% over the tenants who closed or whose leases expired.

 .    Same property NOI growth for the six months was over 5%. Drivers of this growth were increases in occupancy and rents as well as SBV initiatives. As a point of reference, we do exclude all redevelopment activities from the computation of our comparable property NOI number.

Liquidity and Capital Activities (Steve Sterrett)
-------------------------------------------------

We are pleased to report that we have substantially completed an extension for our $1.25 billion unsecured revolving credit facility, which we expect to close by the end of August. The current facility, which initially expires on September 27th (it contains a one-year extension option, at our sole election), will be extended for three years, with another one-year

SIMON PROPERTY GROUP
Conference Text
August 10, 1999



extension, again, exercisable solely at our option. Pricing for this facility is the same as for our existing line. Given our current debt ratings, we will borrow at LIBOR plus 65 basis points and a 15 basis point facility fee.

There was strong interest in the three-year extension as lender commitments were received from 31 financial institutions aggregating over $1.7 billion. We believe that it is a testament to the financial strength and corporate performance of SPG that this line could be renewed for $1.25 billion at the same pricing and for up to four years.

Regarding near-term debt maturities; we have no remaining 1999 debt maturities, having already refinanced three significant assets six months before maturity and as soon as prepayment was available to us at par.

Year 2000 maturities:

 .    The only significant year 2000 maturity for us is the remaining two tranches of the CPI facility ($450 million due March 24th and $500 million due September 24th). We plan to issue senior unsecured notes by early 2000 to term-out this debt. If that option is not available to us, we have sufficient unused capacity on our credit facility to repay this debt.

 .    $140 million is due by December 1, 2000 to MetLife on a 10 community center debt pool. We have obtained approval and documentation has commenced for this 10 year fixed rate refinancing with MetLife (at a lower rate) which is planned to close during the fourth quarter of this year.

 .    Ten additional non-recourse mortgage loans aggregating approximately $330 million should provide no problems in refinancing as the related assets cover interest expense by three times.

As of June 30, 1999, 86% of our debt is fixed or hedged. We have always taken a prudent approach to financing the Company's capital growth while proactively evaluating all financing opportunities well in advance of existing debt maturities. Given our long-term view of the business, we will continue this strategy.

One of the other hallmarks of our financing strategy is our philosophy of maintaining a significant pool of unencumbered assets. Over $750 million of EBITDA is generated annually from this pool, which includes some of the country's best regional malls such as Roosevelt Field on Long Island, Phipps Plaza and Lenox Square in Atlanta, and the Town Center in Boca Raton.

Dispositions (Steve Sterrett)
-----------------------------

During the second quarter, we completed three asset dispositions as part of our strategy to dispose of non-core assets, generating $54 million of proceeds:

SIMON PROPERTY GROUP
Conference Text
August 10, 1999


 .    On April 15th, we sold Three Dag Hammarskjold, the former CPI headquarters building in New York City.

 .    On May 20th, we sold Cohoes Commons, a 264,000 square foot community center in Rochester, New York.

 .    In June, we sold our property and partnership interest in the Charles Hotel in Cambridge, Massachusetts.

Progress continues on the disposition of our previously identified non-core assets. We expect to report additional sale transactions prior to year-end.

Acquisition Activities (Steve Sterrett)
---------------------------------------

We are progressing on our acquisition of New England Development. As disclosed in earlier announcements, this portfolio consists of 14 regional malls-ten in Massachusetts; two in New Hampshire; and one each in Connecticut and Virginia-comprising 10.6 million square feet of GLA. We currently expect to complete the first phase of the transaction, for 10 of the assets, by August 31st. The remaining four property acquisitions should close during the remainder of the third and fourth quarters. As we approach closure on this acquisition, and based upon our validation of the transaction underwriting, we believe the financial impact will be consistent with our initial announcement and expectations.

When we announced this transaction in February, we stated that we would form a joint venture with institutional investors to acquire the portfolio, with our ownership percentage ranging between 30 and 50 percent. We have obtained commitments from JPMorgan Investment Management's Strategic Property Fund, NYSTRS and Teachers (TIAA) for an aggregate $345 million of equity participation in such a joint venture. Our initial ownership percentage will approximate 50%. We look forward to completion of the transaction, adding these high-quality assets to our portfolio and expanding our presence in the Northeast, particularly in the Boston metropolitan market.

In June, we purchased the remaining 50% of Haywood Mall in Greenville, South Carolina for $69 million. Haywood is a 1.2 million square foot super-regional mall anchored by Belk-Simpson, Dillard's, JCPenney, Rich's and Sears. The mall opened in 1980 and was expanded in 1996 with the addition of Dillard's and small shop space. Haywood Mall was 93% leased at June 30th and generates sales in excess of $390 per square foot and annual total sales in excess of $270 million. It is clearly the dominant mall in its market place. The transaction will be slightly accretive in the initial year of ownership and was completed at an initial yield to SPG of 9.1%.

New Development and Redevelopment Activities (Rick Sokolov)
-----------------------------------------------------------

On Friday we will open the 1.6 million square foot Mall of Georgia and adjacent 441,000 square foot power center, The Mall of Georgia Crossing. Mall of Georgia will feature Dillard's, JCPenney, and Lord & Taylor, all of which will open

                                  36 of 38

SIMON PROPERTY GROUP
Conference Text
August 10, 1999


this week. Nordstrom will open at the mall in March of 2000. Nordstrom Rack, Target, TJMaxx, Best Buy and Staples will anchor Mall of Georgia Crossing.

Immediately adjacent to the mall is a 140,000 square foot village that will feature lifestyle tenants and restaurants such as Barnes & Noble, P.F. Chang, California Cafe, Restoration Hardware and Harold's. A 500-seat amphitheater and children's play area are part of the pedestrian-oriented outdoor streetscape of the village.

Specialty anchors complement the mall and village and include Bed Bath & Beyond, the state's first Galyan's, Haverty's Furniture, a 20-screen stadium seating Regal Cinema and a 7-story Imax 3D Theater complex. Approximately 100 stores will be open at grand opening with small shop occupancy projected in the range of 80-85% going into the holidays with the balance of the tenants opening in conjunction with the Nordstrom opening in March 2000.

These complementary centers are ideally located near I-85, I-985, SR 20 and Atlanta's proposed outer loop. More than 185,000 cars pass the site daily in Gwinnett County, a leading county in the metropolitan area in terms of population growth. Gwinnett County also leads the metro area in job growth; leads the entire state of Georgia in new-home construction; and is ranked first among the 333 largest counties in the nation in terms of economic strength. We are very excited about this project and its embedded growth opportunities.

Also opening third quarter is Concord Mills in Concord, North Carolina, a suburb of Charlotte. This 1.4 million square foot value-oriented super regional mall will open its doors on September 16th and feature typical "Mills-type" anchors, which are listed in the press release. SPG has a 37.5% interest in Concord Mills along with The Mills Corporation and Kan Am.

We recently added another new project to our pipeline in our fifth joint venture with The Mills Corporation-Arundel Mills in Anne Arundel County, Maryland. Arundel Mills is strategically positioned to capture both the Baltimore and the northern and eastern Washington, D.C. metropolitan areas. Groundbreaking on this
1.4 million square foot project occurred July 15th, with a projected opening by fall 2000. Arundel Mills will be located at Maryland Route 100 and the Baltimore/Washington Parkway in Anne Arundel County. We will take a 37.5% interest in this project while Mills will own 37.5% and Kan Am 25%.

Our major redevelopment opening at The Shops at Mission Viejo is scheduled for September 1st. The small shop GLA leasing has been very successful for this project and we expect over 80% of the tenants to open on the first. By November, over 90% will be open. Exciting new tenants added to this center include Cheesecake Factory, Restoration Hardware, Z Gallerie, Pottery Barn, Coach, Williams-Sonoma, Cole Haan and all divisions of The Gap in addition to Nordstrom and Saks.

                                  37 of 38

SIMON PROPERTY GROUP
Conference Text
August 10, 1999



We're very excited about all of the projects in our development pipeline and the numerous projects that will be opening in 1999 and 2000. All are proceeding on time and on budget and are detailed in the press release.

Simon Brand Ventures (Rick Sokolov)
-----------------------------------

Year-to-date growth in Simon Brand Ventures' income is in line with our expectations. SBV has provided $19.6 million in income YTD in 1999 as compared to $8.1 million for the first six months of 1998. Drivers of this growth are new program rollouts that have occurred throughout 1998 and 1999, as well as the effect of an expanded portfolio.

New programs that are underway and expected to commence this year include the initial rollout of the MALLPeRKS Marketplace with 50 malls by year-end and most of the remaining malls in 2000, and the rollout of the JCDecaux mall fixture advertising program with three malls by this year-end and 40 additional malls in 2000.

Conclusion (David Simon)
------------------------

Throughout the second quarter we continued to transition or "Simonize" the CPI assets and are very pleased with our progress, but the biggest benefits of our ownership of these properties won't be recognized until 2000 and beyond.

The third and fourth quarters of this year will include the closing of the New England acquisition and new project openings in Atlanta, Charlotte, Orlando and Ft. Worth as well as major redevelopment projects in Florida, Texas and California. SPG's share of new development projects coming on line is $325 million while our share of redevelopment projects is approximately $300 million. We expect returns of 10 to 12% on these projects, but once again, won't really see the impact until 2000.

In conclusion, we are pleased with our year-to-date results and look forward to an eventful second half of 1999. Our balance sheet is in excellent shape, and we are in a position to profitably grow the company in 2000 and beyond.

                                  38 of 38